UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 5, 2014 we issued a press release announcing first quarter 2014 results. A copy of the press release is included in this Current Report on Form 8-K as Exhibit 99.1 and is furnished herewith.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On May 2, 2014, the board of directors of Koppers Holdings Inc. (“Koppers”) elected Leroy M. Ball as Chief Operating Officer, Koppers Inc., effective May 5, 2014. In addition to his new role, Mr. Ball will continue to serve as Chief Financial Officer of Koppers and Koppers Inc. until a new Chief Financial Officer is elected for Koppers and Koppers Inc. The press release announcing Mr. Ball’s election is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Mr. Ball, age 45, has served as Vice President and Chief Financial Officer of Koppers and Koppers Inc. since August 2010. Prior to joining Koppers, Mr. Ball was Senior Vice President and Chief Financial Officer of Calgon Carbon Inc., a provider of services, products and solutions for purifying water and air, since 2002.

(e) On February 28, 2014 our board of directors approved our amended and restated 2005 Long Term Incentive Plan (the “Plan”) and on May 2, 2014 our shareholders approved the Plan at our annual meeting of shareholders. The Plan governs the award and payment of cash and equity awards to our employees (including executive officers), independent consultants and non-employee directors. The Plan is filed as Exhibit 10.1 hereto (incorporated by reference to Appendix B to our Definitive Proxy Statement filed with the Securities and Exchange Commission on March 27, 2014 (the “Proxy Statement”)). The terms and description of the Plan included in our Proxy Statement are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Koppers Annual Meeting of Shareholders (the “Annual Meeting”) was held on May 2, 2014. Six matters were considered and voted upon at the Annual Meeting: (1) the election of three persons to serve on our board of directors; (2) an amendment to our Amended and Restated Articles of Incorporation (the “Articles”) to declassify our board of directors; (3) an advisory vote to approve executive compensation; (4) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014; (5) approval of our amended and restated 2005 Long Term Incentive Plan; and (6) an amendment to our Amended and Restated Bylaws (the “Bylaws”) to implement a majority vote standard for the election of directors in uncontested elections.

Election of Directors: Nominations of Cynthia A. Baldwin, Albert J. Neupaver and Walter W. Turner to serve as directors for a one-year term expiring in 2015 were considered and all nominees were elected. All nominees for election as director received a plurality of votes cast. The final voting results are as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Cynthia A. Baldwin	18,049,511	118,092	1,424,765
Albert J. Neupaver	18,057,742	109,860	1,424,765
Walter W. Turner	18,056,403	111,199	1,424,765

The terms of office of Sharon Feng, Ph.D., David M. Hillenbrand, Ph.D., Louis L. Testoni, Stephen R. Tritch and T. Michael Young continued after the Annual Meeting. They will serve as directors until their terms expire and their successors have been duly elected and qualify.

Amendment to the Articles to Declassify the Board of Directors: The proposal to amend our Articles to declassify the board of directors was approved. The final voting results are as follows:

For: 16,147,468

Against: 1,997,785

Abstain: 22,349

Broker Non-Votes: 1,424,765

Advisory Vote to Approve Executive Compensation: The advisory (non-binding) vote approving the compensation of the named executive officers of Koppers as disclosed in the Notice of Annual Meeting and Proxy Statement for the 2014 Annual Meeting was approved. The final voting results are as follows:

For: 18,079,788

Against: 75,515

Abstain: 12,299

Broker Non-Votes: 1,424,765

Ratification of Appointment of Ernst & Young LLP: The Audit Committee of the Board of Directors of Koppers appointed Ernst & Young LLP as our independent registered public accounting firm for the year 2014. The final voting results to ratify the appointment of Ernst & Young LLP are as follows:

For: 18,884,999

Against: 700,613

Abstain: 6,756

There were no broker non-votes with respect to this matter.

Approval of our Amended and Restated 2005 Long Term Incentive Plan: The proposal to approve our amended and restated 2005 Long Term Incentive Plan was approved. The final voting results are as follows:

For: 16,611,492

Against: 1,524,829

Abstain: 31,282

Broker Non-Votes: 1,424,765

Amendment to the Bylaws to Implement Majority Voting: The proposal to amend our Bylaws to implement a majority vote standard for the election of directors in uncontested elections was approved. The final voting results are as follows:

For: 18,150,022

Against: 8,766

Abstain: 8,814

Broker Non-Votes: 1,424,765

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished, as applicable, herewith:

10.1	Koppers Holdings Inc. 2005 Long Term Incentive Plan, as Amended and Restated effective February 28, 2014 (incorporated by reference to Appendix B to the Koppers Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 27, 2014 and incorporated herein by reference)

99.1	Press Release dated May 5, 2014

99.2	Press Release dated May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2014

KOPPERS HOLDINGS INC.

By:	/s/ Leroy M. Ball
Leroy M. Ball
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Koppers Holdings Inc. 2005 Long Term Incentive Plan, as Amended and Restated effective February 28, 2014	Incorporated by reference to Appendix B to the Koppers Definitive Proxy Statement filed with the Securities and Exchange Commission on March 27, 2014

99.1	Press Release dated May 5, 2014	Furnished herewith

99.2	Press Release dated May 5, 2014	Furnished herewith